UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 17, 2008

Desert Capital REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State of Other Jurisdiction of Incorporation)

0-51344	20-0495883
(Commission File Number)	(IRS Employer Identification No.)

1291 W. Galleria Drive, Suite 200, Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855
(Registrant's Telephone Number, Including Area Code)

NONE.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

In November 2007, Desert Capital TRS, Inc. (“TRS”), a wholly-owned subsidiary of Desert Capital REIT, Inc. (“Desert Capital”), sold all of the issued and outstanding units of Consolidated Mortgage, LLC (“Consolidated Mortgage”) to Sandstone Equity Investors, LLC, for the following consideration:

•	293,001 shares of our common stock with a value of $4.4 million. We subsequently retired the 293,001 shares of stock.
•	$105,000 in cash.
•
A $15.5 million promissory note payable by Consolidated Mortgage to the order of TRS.  The note bears interest at 9.0% per annum.  Principal and interest payments are due quarterly beginning on March 31, 2008.  The note matures in December 2017.  The note is secured by all of the outstanding membership units of Consolidated Mortgage.

At December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, Consolidated Mortgage was not in compliance with certain financial covenants contained in the loan agreement related to the $15.5 million promissory note payable to TRS.  In August 2008, the Desert Capital board of directors formed a special committee of independent directors to review the financial covenants and approve a strategy to resolve the defaulted status of the loan, and granted Consolidated Mortgage a limited waiver, either to enter into an amendment to the loan agreement to modify such financial covenants upon terms and conditions and in form and substance satisfactory to TRS or demonstrate that Consolidated Mortgage is in compliance with the loan agreement and will be in compliance with the loan agreement at December 31, 2008.  On November 11, 2008, Desert Capital and Consolidated Mortgage signed the First Amendment to Loan Agreement and Modification of Note to modify the loan terms.  Under the terms of the modification, principal payments on the note were deferred for two years, and the interest rate was reduced to 6% per annum effective as of July 1, 2008.  Additionally, the working capital financial covenant was replaced with the requirement to maintain a cash balance of $250,000 at the end of each quarter, and the first measurement period for the fixed charge coverage ratio was moved from December 31, 2007 to December 31, 2008.  Based on the modified terms of the promissory note, Desert Capital evaluated the promissory note in accordance with Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan” and determined that the modification resulted in an impairment based on the present value of the expected future cash flows under the modified terms.  Accordingly, Desert Capital has provided an allowance for loan loss of $2.1 million to reflect this impairment.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In June 2008, our then co-chief operating officer, Jonathan Arens, became our corporate controller.  Effective at the end of November 2008, Mr. Arens has resigned from Desert Capital.  In June 2008, simultaneous with Jonathan Aren's becoming our controller, Erin Ackerman, previously our co-Chief Operating Officer, became our Chief Operating Officer.  Effective November 10, 2008, we eliminated the position of Chief Operating Officer from our corporate structure, and Ms. Ackerman continues to be our Director of Stockholder Relations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2008

                                DESERT CAPITAL REIT, INC.
                                By: /s/  Todd B. Parriott
                                Todd B. Parriott
                                Chief Executive Officer